                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                  FORM 8-K/A

                                AMENDMENT NO. 2
                                      TO
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  August 18, 1999
                                                         ---------------

                                  CMGI, INC.
            (Exact name of registrant as specified in its charter)


            Delaware                   0-22846                04-2921333
(State or other jurisdiction      (Commission File          (IRS Employer
        of incorporation)              Number)            Identification No.)


                   100 Brickstone Square, Andover, MA   01810
            (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code: (978) 684-3600
                                                          --------------


                                Not Applicable
         (Former name or former address, if changed since last report)

     The undersigned Registrant hereby amends paragraphs (b) and (c) of Item 7 of its Current Report on Form 8-K dated August 18, 1999, as amended by Amendment No. 1 thereto, to read in their entireties as follows. This amendment includes a change in the assumed amortization period for goodwill and other intangible assets associated with the acquisition of the AltaVista Business from five years to three years in the Pro Forma Financial Information below:

Item 7.   Financial Statements and Exhibits

     (b)  Pro forma financial information:
          -------------------------------

   On August 18, 1999, CMGI, Inc. ("the Company" or "CMGI") acquired an 81.495% equity stake in the former AltaVista division of Digital Equipment Corporation ("the AltaVista Business") from Compaq Computer Corporation ("Compaq) and its wholly-owned subsidiary Digital Equipment Corporation ("Digital"), for consideration preliminarily valued at approximately $2.420 billion, including approximately $4 million of direct costs of the acquisition. The AltaVista Business includes the assets and liabilities constituting the AltaVista Internet search service ("AltaVista Search"), which was a division of Digital, and also includes former Compaq/Digital wholly-owned subsidiaries Zip2 Corporation and Shopping.com. In consideration for the acquisition, the Company issued 18,994,975 shares of its common stock valued at approximately $1.816 billion, 18,090.45 shares of its Series D Preferred Stock (which were converted into 1,809,045 shares of CMGI common stock on October 28, 1999) valued at approximately $173 million and promissory notes for an aggregate principal amount of $220 million. Additionally, AltaVista Business and CMGI stock options issued in the transaction, preliminarily valued at approximately $203 million and $4 million, respectively, have been included in the purchase consideration.

   The unaudited Pro Forma Condensed Combined Statement of Operations (the "Pro Forma Statement of Operations") for the year ended July 31, 1999 gives effect to the acquisition of the AltaVista Business as if it had occurred on August 1, 1998. The Pro Forma Statement of Operations is based on historical results of operations of the Company for the year ended July 31, 1999 and the historical results of the components of the AltaVista Business as follows: the carve-out historical results of AltaVista Search and the historical results of Zip2 Corporation for the twelve months ended June 30, 1999 and the historical results of Shopping.com for the twelve months ended July 31, 1999. The unaudited Pro Forma Condensed Combined Balance Sheet as of July 31, 1999 (the "Pro Forma Balance Sheet") gives effect to the acquisition of the AltaVista Business as if the acquisition had occurred on that date. The Pro Forma Balance Sheet is based on the historical balance sheet of the Company as of July 31, 1999 and the historical balance sheet of the AltaVista Business as of June 30, 1999. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and the accompanying notes (collectively the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

   The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of the AltaVista Business, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of the AltaVista Business been effected as of the dates described above.

                                  CMGI, INC.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 July 31, 1999
                                 (In thousands)

                                                                         AltaVista             Pro Forma              Pro Forma
                                                   CMGI, Inc.            Business             Adjustments            As Adjusted
                                                ---------------       ---------------       ---------------        ---------------
Assets
------
Cash and cash equivalents                       $       468,912       $        16,753       $       (16,753) (A)   $       468,912
Available-for-sale securities                         1,532,327                                                          1,532,327
Other current assets                                     56,095                32,383                                       88,478
                                                ---------------       ---------------       ---------------        ---------------
    Total current assets                              2,057,334                49,136               (16,753)             2,089,717

Goodwill and other intangible assets, net of
 accumulated amortization                               149,703               733,906             1,790,898  (A)         2,674,507
Other non-current assets                                197,557                64,935                                      262,492
                                                ---------------       ---------------       ---------------        ---------------
    Total assets                                $     2,404,594       $       847,977       $     1,774,145        $     5,026,716
                                                ===============       ===============       ===============        ===============

Liabilities and Stockholders' Equity
------------------------------------
Deferred income taxes                           $       508,348       $            --       $                      $       508,348
Other current liabilities                               167,981                55,462                 4,000  (A)           227,443
                                                ---------------       ---------------       ---------------        ---------------
 Current liabilities                                    676,329                55,462                 4,000                735,791

Non-current liabilities                                  70,007                 3,811               220,000  (A)           293,818
Minority interest                                       184,514                    --               142,849  (A)           327,363
Convertible, redeemable preferred stock                 411,283                    --               173,000  (A)           584,283
Stockholders' equity                                  1,062,461               788,704             1,234,296  (A)         3,085,461
                                                ---------------       ---------------       ---------------        ---------------
 Total liabilities and stockholders' equity     $     2,404,594        $      847,977       $     1,774,145        $     5,026,716
                                                ===============       ===============       ===============        ===============

                                   CMGI, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     (In thousands, except per share data)

                                                                   Twelve Months Ended July 31, 1999
                                             ---------------------------------------------------------------------------------

                                                                    AltaVista          Pro Forma                 Pro Forma
                                                CMGI, Inc.          Business           Adjustments              As Adjusted
                                             ---------------     ---------------     ---------------           ---------------
Net revenues                                 $       175,666     $        97,838     $                         $       273,504
Operating expenses:
   Cost of revenues                                  168,909              64,155                                       233,064
   Research and development                           22,478              27,105                                        49,583
   In-process research and development                 6,061                  --                                         6,061
   Selling                                            45,667              79,210                                       124,877
   General and administrative                         59,210             203,748             679,559  (B), (C)         942,517
                                             ---------------     ---------------     ---------------           ---------------
       Total operating expenses                      302,325             374,218             679,559                 1,356,102
                                             ---------------     ---------------     ---------------           ---------------

Operating loss                                      (126,659)           (276,380)           (679,559)               (1,082,598)

Other income (expense):
   Interest income (expense), net                        269              (7,555)            (23,100) (D)              (30,386)
   Equity in losses of affiliates                    (15,737)                 --                                       (15,737)
   Minority interest                                   2,331                  --              75,870  (E)               78,201
   Non-operating gains, net                          889,041                  --                                       889,041
                                             ---------------     ---------------     ---------------           ---------------
                                                     875,904              (7,555)             52,770                   921,119
                                             ---------------     ---------------     ---------------           ---------------
Income (loss) from continuing operations
   before income taxes                               749,245            (283,935)           (626,789)                 (161,479)
Income tax expense (benefit)                         325,402                  --            (292,309) (F)               33,093
                                             ---------------     ---------------     ---------------           ---------------
Income (loss) from continuing operations             423,843            (283,935)           (334,480)                 (194,572)
Preferred stock accretion                             (1,662)                 --                                        (1,662)
                                             ---------------     ---------------     ---------------           ---------------
Income (loss) from continuing operations
   available to common stockholders          $       422,181     $      (283,935)    $      (334,480)          $      (196,234)
                                             ===============     ===============     ===============           ===============

   Basic earnings (loss) from continuing
     operations per share                    $          4.53                                                   $         (1.73) (G)
                                             ===============                                                   ===============

   Diluted earnings (loss) from continuing
     operations per share                    $          4.10                                                   $         (1.73) (G)
                                             ===============                                                   ===============

Shares used in computing earnings (loss)
 from continuing operations per share:
   Basic                                              93,266                                                           113,718  (G)
                                             ===============                                                   ===============
   Diluted                                           103,416                                                           113,718  (G)
                                             ===============                                                   ===============

                                  CMGI, INC.

 Notes to the Unaudited Pro Forma Condensed Combined Financial Information


(1)  Pro Forma Adjustments and Assumptions

     (A) The Company acquired an 81.495% equity stake in the AltaVista Business for consideration preliminarily valued at approximately $2.420 billion on August 18, 1999, including costs of acquisition (see description of the components of the consideration above). The following represents the allocation of the purchase price over 81.495% of the historical net book values of the acquired assets and liabilities of the AltaVista Business as of the date of the Pro Forma Balance Sheet, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the acquired assets and liabilities as of the actual acquisition date (August 18, 1999). Assuming the transaction occurred on July 31, 1999, the allocation would have been as follows (in thousands):

                    Working capital deficit                         $  (18,808)
                    Property, plant and equipment                       34,301
                    Other non-current assets                            18,618
                    Other non-current liabilities                       (3,106)
                    Goodwill and other intangible assets             2,388,995
                                                                    ----------
                    Purchase price                                  $2,420,000
                                                                    ==========

          The pro forma adjustment reconciles the historical balance sheet of the AltaVista Business to the allocated purchase price above and includes the accrual of approximately $4.0 million of estimated acquisition costs to be paid by CMGI. The cash and cash equivalents of the AltaVista Business as of August 18, 1999 were retained by Compaq at the date of acquisition and, accordingly, the pro forma adjustment and the allocation of the purchase price as of July 31, 1999 include the effect of this event.

     (B) The pro forma adjustment includes $796.3 million in amortization of goodwill and other intangible assets (per the allocation in "(A)" above) that would have been recorded during the period covered by the Pro Forma Statement of Operations. The adjustment amount has been reduced by $132.8 million, which represents 81.495% of the amortization of goodwill and other intangible assets recorded in the historical financial statements of the AltaVista Business. The historical financial statements of the AltaVista Business represented in the Pro Forma Statement of Operations include amortization of goodwill and other intangible assets totaling $163.0 million. These amounts relate to Compaq's acquisition of Digital in June 1998 and Compaq/Digital's acquisitions of Shopping.com and Zip2 Corporation in January 1999 and April 1999, respectively. The pro forma adjustment also includes an increase in expense of $24.9 million, which represents 18.505% of the incremental amount of goodwill and other intangible assets amortization that would have been recorded in the historical financial statements of the AltaVista Business if Compaq/Digital's acquisitions of Shopping.com and Zip2 Corporation had occurred on August 1, 1998.

          The pro forma adjustment is based on the assumption that the entire amount identified as goodwill and other intangible assets in CMGI's acquisition of the AltaVista Business will be amortized on a straight-line basis over a three-year period. The Company has not yet completed the valuation of the actual intangible assets acquired at August 18, 1999. When completed, certain amounts identified as intangible assets may be amortized over periods other than the three-year period represented in the Pro Forma Statement of Operations. Additionally, a portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to operating results in the Company's fiscal 2000 when the acquisition accounting and valuation are determined. The Pro Forma Statement of Operations does not give effect to any potential in-process research and development charge related to the acquisition of the AltaVista Business.

     (C) The pro forma adjustment is a reduction in expense of $8.9 million, which relates to stock-based compensation charges recorded in the historical financial statements of the AltaVista Business. The value of the stock options to which these charges related have been included in the calculation of the purchase consideration, or would have been included in the pre-acquisition financial statements of the AltaVista Business. Accordingly, on a pro forma basis, these expenses have been eliminated.

                                  CMGI, INC.

 Notes to the Unaudited Pro Forma Condensed Combined Financial Information
                                  (Continued)


     (D) The pro forma adjustment reflects the interest expense that would have been recorded by CMGI related to the $220 million of aggregate principal amounts of notes payable issued in the acquisition of the AltaVista Business. The notes bear interest at an annual rate of 10.5%.

     (E) The pro forma adjustment reflects the 18.505% minority interest in the results of operations of the AltaVista Business assuming that CMGI's acquisition of 81.495% of the AltaVista Business occurred on August 1, 1998.

     (F) The pro forma adjustment reflects the income tax benefit that would have been recorded by the Company in its consolidated statement of operations related to the AltaVista Business' net loss and the income tax effect, if any, of the other pre-tax pro forma adjustments. The pro forma adjustment assumes that the Company would be able to recognize a federal tax benefit for the amortization of goodwill and other intangible assets related to the acquisition of the AltaVista Business. The pro forma adjustment also assumes that the Company would record a valuation allowance for all state tax benefits associated with the AltaVista Business. Actual effective tax rates may differ from pro forma rates reflected herein.

     (G) Since the Pro Forma Statement of Operations results in a loss from continuing operations, the pro forma basic and diluted loss from continuing operations per common share are computed by dividing the loss from continuing operations available to common stockholders by the weighted average number of common shares outstanding. The calculation of the weighted average number of common shares outstanding assumes that the 18,994,975 shares of the Company's common stock issued in the acquisition of the AltaVista Business were outstanding for the entire period. The calculation of the weighted average number of common shares outstanding also assumes that the 18,090.45 shares of the Company's Series D preferred stock were converted into 1,809,045 shares of the Company's common stock on October 11, 1998 (the 71/st/ day after the assumed acquisition date of August 1, 1998) and that such common shares were outstanding for the entire period thereafter. The Series D preferred shares were converted into common stock on October 28, 1999 (the 71/st/ day after the actual acquisition date of August 18, 1999).

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits:
          --------

    2.1* Purchase and Contribution Agreement, dated as of June 29, 1999, by and among CMGI, Inc., Compaq Computer Corporation, Digital Equipment Corporation, AltaVista Company and Zoom Newco Inc.

    2.2* Amendment No. 1 to Purchase and Contribution Agreement, dated as of August 18, 1999, by and among CMGI, Inc., Compaq Computer Corporation, Digital Equipment Corporation, AltaVista Company and Zoom Newco Inc.

    4.1* Certificate of Designations, Preferences and Rights of Series D Preferred Stock of CMGI, Inc.

    4.2* Promissory Note, dated August 18, 1999, issued to Digital Equipment Corporation, in the principal amount of $138,000,000.

    4.3* Promissory Note, dated August 18, 1999, issued to Compaq Computer Corporation, in the principal amount of $82,000,000.

   23.1   Consent of PricewaterhouseCoopers LLP, independent accountants.

   23.2 Consent of Singer Lewak Greenbaum & Goldstein LLP, independent auditors.

   99.1** Audited financial statements of AltaVista as of and for the years ended December 31, 1996, 1997 and 1998 and unaudited financial statements of the AltaVista Business as of March 31, 1999 and for the three months ended March 31, 1999 and 1998.

   99.2** Audited financial statements of Zip2 Corporation as of and for the years ended December 31, 1996, 1997 and 1998 and unaudited financial statements of Zip2 Corporation as of March 31, 1999 for the three months ended March 31, 1999 and 1998.

   99.3** Audited financial statements of Shopping.com as of and for the years ended January 31, 1999, 1998 and 1997.

   99.4 Unaudited financial statements of the AltaVista Business as of June 30, 1999 and for the six months ended June 30, 1999 and 1998.


____________________________
*    Previously filed.
** Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated June 29, 1999.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 17, 1999            CMGI, INC.



                                   By: /s/ Andrew J. Hajducky III
                                       --------------------------
                                       Andrew J. Hajducky III
                                       Executive Vice President, Chief Financial
                                       Officer and Treasurer

                                 EXHIBIT INDEX


2.1* Purchase and Contribution Agreement, dated as of June 29, 1999, by and among CMGI, Inc., Compaq Computer Corporation, Digital Equipment Corporation, AltaVista Company and Zoom Newco Inc.

2.2* Amendment No. 1 to Purchase and Contribution Agreement, dated as of August 18, 1999, by and among CMGI, Inc., Compaq Computer Corporation, Digital Equipment Corporation, AltaVista Company and Zoom Newco Inc.

4.1* Certificate of Designations, Preferences and Rights of Series D Preferred Stock of CMGI, Inc.

4.2* Promissory Note, dated August 18, 1999, issued to Digital Equipment Corporation, in the principal amount of $138,000,000.

4.3* Promissory Note, dated August 18, 1999, issued to Compaq Computer Corporation, in the principal amount of $82,000,000.

23.1    Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2    Consent of Singer Lewak Greenbaum & Goldstein LLP, independent auditors.

99.1** Audited financial statements of AltaVista as of and for the years ended December 31, 1996, 1997 and 1998 and unaudited financial statements of the AltaVista Business as of March 31, 1999 and for the three months ended March 31, 1999 and 1998.

99.2** Audited financial statements of Zip2 Corporation as of and for the years ended December 31, 1996, 1997 and 1998 and unaudited financial statements of Zip2 Corporation as of March 31, 1999 for the three months ended March 31, 1999 and 1998.

99.3** Audited financial statements of Shopping.com as of and for the years ended January 31, 1999, 1998 and 1997.

99.4 Unaudited financial statements of the AltaVista Business as of June 30, 1999 and for the six months ended June 30, 1999 and 1998.

____________________________
*       Previously filed.
** Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated June 29, 1999.